Exhibit 99.1

Subsidiaries of Owens Corning (June 30, 2007)	State or Other Jurisdiction Under the Laws of Which Organized
CDC Corporation	Wisconsin
Comercializadora Owens Corning, S.A. de C.V.	Mexico
Crown Manufacturing, Inc.	Ontario
Dutch OC Cooperatief Invest U.A.	The Netherlands
Engineered Pipe Systems, Inc.	Delaware
EPS Holding AS	Norway
Eric Company	Delaware
European Owens Corning Fiberglas SPRL	Belgium
Exterior Systems, Inc.	Delaware
Falcon Foam Corporation	Delaware
Flowtite Offshore Services Ltd.	Cyprus
Integrex Ventures LLC	Delaware
IP Owens Corning Ltd.	Switzerland
IPM Inc.	Delaware
Jefferson Holdings, Inc.	Delaware
LMP Impianti Srl	Italy
Modalis S.A.	France
Modulo S.A.	France
Modulo USA LLC	Delaware
Norandex Distribution Inc.	Delaware
NORSKE EPS BOT AS	Norway
OC Canada Finance Inc.	Canada
OC Canada Holdings Company	Nova Scotia
OC Celfortec Inc.	Canada
OC NL Invest Cooperatief U.A.	The Netherlands
O.C. Funding B.V.	The Netherlands
OC Scandinavian Operations AB	Sweden
OCCV1 Inc.	Delaware
OCCV2 LLC	Delaware
OCCV3 LLC	Delaware
OCCV4 LLC	Delaware
OCF Mexico, S. de R.L. de C.V.	Mexico
OCV Reinforcements Holdings US, LLC	Delaware
OCV Reinforcements Manufacturing US, LLC	Delaware
Owens Corning Alloy Canada GP Inc.	Canada
Owens Corning Alloy Canada LP	Manitoba
Owens Corning (Anshan) Fiberglass Co., Ltd.	China
Owens Corning Argentina Sociedad de Responsabilidad Limitada	Argentina
Owens Corning Australia Pty Limited	Australia
Owens Corning Automotive (UK) Ltd.	United Kingdom
Owens Corning BM (Korea), Ltd.	Korea
Owens-Corning Britinvest Limited	United Kingdom
Owens Corning Building Materials Espana, S.A.	Spain
Owens Corning Buildings Materials Sustainability LLC	Delaware
Owens Corning Building Solutions Private Limited	India
Owens Corning Canada GP Inc.	Canada
Owens Corning Canada LP	Manitoba

Subsidiaries of Owens Corning (June 30, 2007)	State or Other Jurisdiction Under the Laws of Which Organized
Owens Corning Canada Holdings, B.V.	The Netherlands
Owens Corning Cayman (China) Holdings	Cayman Islands
Owens-Corning Cayman Limited	Cayman Islands
Owens Corning (China) Investment Company, Ltd.	China
Owens Corning Composites Italia S.r.l.	Italy
Owens Corning Composite Cooperatief U.A.	The Netherlands
Owens Corning Composite Holdings Cooperatief U.A.	The Netherlands
Owens Corning Composite Materials, LLC	Delaware
Owens Corning Composite Materials Canada GP Inc	Canada
Owens Corning Composite Materials Canada LP	Manitoba
Owens Corning Composites SPRL	Belgium
Owens Corning Construction Services, LLC	Delaware
Owens Corning Cultured Stone, LLC	Delaware
Owens Corning do Brasil Comércia de Materiais Metálicos Ltda.	Brazil
Owens Corning Enterprise (India) Pvt. Ltd.	India
Owens Corning Espana SA	Spain
Owens Corning EU Sprl	Belgium
Owens Corning Fabwel, LLC	Delaware
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens-Corning Fiberglas Espana, S.A.	Spain
Owens-Corning Fiberglas France S.A.	France
Owens-Corning Fiberglas (G.B.) Ltd.	United Kingdom
Owens-Corning Fiberglas Norway A/S	Norway
Owens Corning Fiberglas S.A.	Uruguay
Owens-Corning Fiberglas Sweden Inc.	Delaware
Owens Corning Fiberglas Technology II, LLC	Delaware
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.	United Kingdom
Owens-Corning Foam Insulation, LLC	Delaware
Owens-Corning Franchising, LLC	Delaware
Owens-Corning Funding Corporation	Delaware
Owens Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens Corning Holdings 1 CV	The Netherlands
Owens Corning Holdings 3 CV	The Netherlands
Owens Corning Holdings 4 CV	The Netherlands
Owens Corning Holdings 5 CV	The Netherlands
Owens Corning Holdings Company	Nova Scotia
Owens Corning HOMExperts, Inc.	Delaware
Owens Corning HT, Inc.	Delaware
Owens-Corning (India) Limited	India
Owens Corning Insulating Systems, LLC	Delaware
Owens Corning Insulating Systems Canada GP Inc.	Canada
Owens Corning Insulating Systems Canada LP	Manitoba
Owens Corning Intellectual Capital, LLC	Delaware
Owens Corning International Holdings C.V.	The Netherlands
Owens Corning (Japan) Ltd.	Japan
Owens Corning (Jiangyin) Building Materials Co., Ltd.	China
Owens Corning Korea	Korea
Owens Corning Mexican Holdings, B.V.	The Netherlands

Subsidiaries of Owens Corning (June 30, 2007)	State or Other Jurisdiction Under the Laws of Which Organized
Owens Corning Mexico, S. de R.L. de C.V.	Mexico
Owens-Corning Overseas Holdings, Inc.	Delaware
Owens Corning Manufacturing Limited	Japan
Owens Corning (Nanjing) Foamular Board Co. Ltd.	China
Owens Corning Remodeling Canada GP Inc.	Canada
Owens Corning Remodeling Canada LP	Manitoba
Owens Corning Remodeling Systems, LLC	Delaware
Owens Corning Roofing and Asphalt, LLC	Delaware
Owens Corning Sales, LLC	Delaware
Owens Corning Science and Technology, LLC	Delaware
Owens Corning (Shanghai) Composites Co. Ltd.	China
Owens-Corning (Shanghai) Fiberglas Co., Ltd.	China
Owens Corning (Shanghai) International Trade Co., Ltd.	China
Owens Corning (Shanghai) Trading Co., Ltd.	China
Owens Corning (Singapore) Pte Ltd.	Singapore
Owens Corning Sunrooms Franchising, LLC	Delaware
Owens Corning Support Limited	Japan
Owens-Corning Sweden AB	Sweden
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning US Holdings, LLC	Delaware
Owens-Corning Veil Netherlands B.V.	The Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Palemetto Products, Inc.	Delaware
Par Mur SRL	Romania
Renewing Spaces, Inc.	Delaware
Soltech, Inc.	Kentucky
Tecnologia Owens Corning Ltd.	Switzerland
Vytec Corporation	Ontario
Wrexham A.R. Glass Ltd.	United Kingdom